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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                FORM 8-K (12g-3)

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 26, 2003

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                           Waccamaw Bankshares, Inc.

         North Carolina                          Applied for
    (State of incorporation)          (I.R.S. Employer Identification No.)

   110 North J.K. Powell Boulevard, Whiteville, North Carolina    28472-3008
            (Address of principal executive offices)              (Zip Code)

                  Issuer's telephone number: (910) 641-0044

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              This document contains 2 pages, excluding exhibits.

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Item 5:  Other Events.

Waccamaw Bankshares, the Whiteville based financial holding company, announced today that effective March 24, 2003 the corporation's stock was listed and began trading on the NASDAQ Small Capital Markets under the symbol WBNK. Waccamaw Bankshares is owned by approximately 2,000 area shareholders and its subsidiary, Waccamaw Bank, operates offices in Whiteville, Chadbourn, Tabor City, Shallotte and Holden Beach. Waccamaw Bank offers a full line of traditional banking services including internet banking. Other significant areas of operation include mortgage services and a wide range of investment options through the bank's subsidiary, Waccamaw Financial Services. Waccamaw Bankshares also owns an interest in Sidus Financial, LLC, which offers mortgage services to over 30 community banks in North Carolina, South Carolina and Virginia.

The corporation recently reported financial results for 2002. The company earned $1,559,428, a 52% increase over earnings for 2001 which is equal to $1.02 per share. Total Assets for the corporation were $161,315,000, at year end.

Waccamaw Bankshares was formed in 2001 and Waccamaw Bank began operations in September 1997. For more information, call (910) 641-0044, or go to www.waccamawbank.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Waccamaw Bankshares, Inc.

                              By: /s/ James G. Graham
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                                  James G. Graham
                                  President

                              Date:   March 26, 2003